Exhibit 99.1

3700 Glenwood Ave., Ste. 530 Raleigh, NC 27612

TRIANGLE CAPITAL CORPORATION REPORTS SECOND QUARTER 2013 RESULTS

RALEIGH, NC - August 7, 2013, Triangle Capital Corporation (NYSE: TCAP) (“Triangle” or the “Company”), a leading provider of capital to lower middle market companies, today announced its financial results for the second quarter of 2013.

Highlights

•	Total Investment Portfolio at Fair Value: $650.1 million

•	Total Net Assets (Equity): $431.1 million

•	Net Asset Value Per Share (Book Value): $15.62

•	Weighted Average Yield on Debt Investments: 14.8%

•	Efficiency Ratio (current quarter) (G&A Expenses/Total Investment Income): 22.0%

•	Efficiency Ratio (year-to-date) (G&A Expenses/Total Investment Income): 19.6%

•	Investment Portfolio Activity for the Quarter Ended June 30, 2013

•	Cost of investments made during the period: $26.9 million

•	Principal repayments during the period: $88.6 million

•	Proceeds related to the sale of equity investments during the period: $13.8 million

•	Financial Results for the Quarter Ended June 30, 2013

•	Total investment income: $27.3 million

•	Net investment income: $16.3 million

•	Net investment income per share: $0.59

•	Dividends paid per share: $0.54

•	Net realized gains: $3.5 million

•	Net increase in net assets resulting from operations: $21.8 million

•	Net increase in net assets resulting from operations per share: $0.79

In commenting on the Company's results, Garland S. Tucker, III, Chief Executive Officer, stated, “The second quarter was another very successful quarter for Triangle. Our $0.59 of net investment income per share represented a 13.5% year-over-year increase and our $0.54 dividend per share represented an 8.0% year-over-year increase. Our portfolio exits during the quarter generated combined returns in excess of 24% and new investment activity, which has been light thus far during 2013, appears to be gaining significant momentum. As a result, we are very pleased with our operating model and the financial results we continue to generate for our shareholders.”

Second Quarter 2013 Results

Total investment income during the second quarter of 2013 was $27.3 million, compared to total investment income of $22.0 million for the second quarter of 2012, representing an increase of 24.1%. This increase was primarily attributable to an increase in total loan interest income associated with an overall increase in the size of our investment portfolio as well as an increase in dividend and fee income relating to certain portfolio company activities.

Net investment income during the second quarter of 2013 was $16.3 million, compared to net investment income of $14.1 million for the second quarter of 2012, representing an increase of 15.8%. The Company's net investment income per share during the second quarter of 2013 was $0.59 based on a weighted average share count of 27.6 million as compared to $0.52 per share during the second quarter of 2012, based on a weighted average share count of 27.3 million.

The Company's net increase in net assets resulting from operations was $21.8 million during the second quarter of 2013, as compared to a net increase in net assets resulting from operations of $15.6 million during the second quarter of 2012. The Company's net increase in net assets resulting from operations was $0.79 per share during the second quarter of 2013 based on a weighted average share count of 27.6 million, as compared to a net increase in net assets resulting from operations of $0.57 per share during the second quarter of 2012, based on a weighted average share count of 27.3 million.

The Company's net asset value, or NAV, per share at June 30, 2013, was $15.62 as compared to $15.30 per share at December 31, 2012. As of June 30, 2013, the Company's weighted average yield on its outstanding, currently yielding, debt investments was approximately 14.8%.

Liquidity and Capital Resources

Commenting on the Company's liquidity position, Steven C. Lilly, Chief Financial Officer, stated, “With over $313 million in available liquidity at quarter-end, Triangle has tremendous flexibility to evaluate near-term investment opportunities which we believe will enable us to continue to build on our long-term track record of success.”

At June 30, 2013, the Company had cash and cash equivalents totaling $117.1 million.

During the second quarter of 2013, Triangle amended its existing $165.0 million credit facility to extend the maturity date by one year to September 2017, to allow the Company to borrow foreign currencies (initially Canadian dollars), and reduce the interest rate on borrowings by twenty basis points to LIBOR plus 2.75%. As of June 30, 2013, the Company had no borrowings outstanding under the credit facility.

As of June 30, 2013, the Company had outstanding non-callable, fixed-rate SBA-guaranteed debentures totaling $193.2 million with a weighted average interest rate of 4.07%. The Company has the ability to issue $31.3 million in additional SBA-guaranteed debentures.

Dividend and Distribution Information

On May 29, 2013, Triangle announced that its board of directors had declared a cash dividend of $0.54 per share, representing an 8.0% increase over the dividend the Company paid during the second quarter of 2012. This was the Company's twenty-sixth consecutive quarterly dividend since its initial public offering in February, 2007. The record date for the dividend was June 12, 2013 and payment date was June 26, 2013.

Recent Portfolio Activity

During the second quarter of 2013, Triangle made two new investments totaling $12.6 million. In addition, Triangle made debt investments in four existing portfolio companies totaling approximately $12.9 million, and equity investments in two existing portfolio companies totaling approximately $1.4 million. Also during the second quarter of 2013, the Company received 11 repayments totaling approximately $87.9 million and received normal principal repayments and partial loan prepayments totaling approximately $0.6 million. In addition, the Company received proceeds related to the sale of certain equity securities totaling $13.8 million.

New investment transactions during the second quarter of 2013 are summarized as follows:

In May, 2013, the Company made a $7.6 million investment in Dyno Parent LLC (“Dyno”) consisting of subordinated debt and equity. Dyno is a supplier of sewing products and seasonal decorative products.

In May, 2013, the Company made a $5.0 million subordinated debt investment in Snacks Holding Corporation (“Snacks”) in a recapitalization transaction. Snacks is the largest manufacturer and marketer of trail mixes in North America.

Investments subsequent to quarter-end are summarized as follows:

In July, 2013, the Company made a $15.0 million investment in Applied Consultants, Inc. (“Applied”) consisting of subordinated debt and equity. Applied provides inspection services to the oil and gas pipeline infrastructure industry including inspection of pipelines, compressor stations and processing facilities used in midstream oil and gas energy transport.

In July, 2013, the Company made a $10.0 million second lien term loan to Water Pik, Inc. (“Water Pik”). Water Pik is a leading developer, manufacturer and marketer of innovative branded health care products including oral health and replacement showerhead products.

Conference Call to Discuss Second Quarter 2013 Results

Triangle has scheduled a conference call to discuss second quarter 2013 operating and financial results for Thursday, August 8, 2013, at 9:00 a.m. ET.

To listen to the call, please dial 877-312-5521 or 253-237-1143 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until August 12, 2013. To access the replay, please dial 855-859-2056 or 404-537-3406 and enter the passcode 17550528.

Triangle's quarterly results conference call will also be available via a live webcast on the investor relations section of its website at http://ir.tcap.com/events.cfm. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company's website until September 10, 2013.

About Triangle Capital Corporation
Triangle Capital Corporation (www.TCAP.com) invests capital in established companies in the lower middle market to fund growth, changes of control and other corporate events. Triangle offers a wide variety of investment structures with a primary focus on mezzanine financing with equity components. Triangle's investment objective is to seek attractive returns by generating current income from debt investments and capital appreciation from equity related investments. Triangle's investment philosophy is to partner with business owners, management teams and financial sponsors to provide flexible financing solutions. Triangle typically invests $5.0 million - $30.0 million per transaction in companies with annual revenues between $20.0 million and $200.0 million and EBITDA between $3.0 million and $25.0 million.
Triangle has elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). Triangle is required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NYSE, federal and state laws and regulations. Triangle has elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Triangle could have a material adverse effect on Triangle and its stockholders.

Forward Looking Statements
This press release may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company's control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future and some of these uncertainties are enumerated in Triangle's filings with the Securities and Exchange Commission. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, each as filed with the Securities and Exchange Commission. Copies are available on the SEC's website at www.sec.gov and shareholders may receive a hard copy of the completed audited financial statements free of charge upon request to the Company at 3700 Glenwood Avenue, Suite 530, Raleigh, NC 27612. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.
Contacts

Sheri Blair Colquitt
Vice President, Investor Relations
919-719-4784
scolquitt@tcap.com

Steven C. Lilly
Chief Financial Officer
919-719-4789
slilly@tcap.com
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TRIANGLE CAPITAL CORPORATION
Consolidated Balance Sheets

	June 30, 2013	December 31, 2012
	(Unaudited)
Assets:
Investments at fair value:
Non-Control / Non-Affiliate investments (cost of $519,536,914 and $565,737,092 at June 30, 2013 and December 31, 2012, respectively)	$537,770,803	$579,078,939
Affiliate investments (cost of $111,083,771 and $123,019,204 at June 30, 2013 and December 31, 2012, respectively)	109,258,133	123,408,445
Control investments (cost of $7,990,474 and $11,474,208 at June 30, 2013 and December 31, 2012, respectively)	3,068,541	4,315,339
Total investments at fair value	650,097,477	706,802,723
Cash and cash equivalents	117,131,063	72,300,423
Interest and fees receivable	4,179,016	2,650,178
Prepaid expenses and other current assets	509,768	403,123
Deferred financing fees	11,828,830	12,323,430
Property and equipment, net	53,595	55,535
Total assets	$783,799,749	$794,535,412
Liabilities:
Accounts payable and accrued liabilities	$4,451,101	$6,405,570
Interest payable	2,955,187	3,136,574
Taxes payable	234,796	3,210,989
Deferred income taxes	2,373,214	1,342,456
Notes	149,500,000	149,500,000
SBA-guaranteed debentures payable	193,193,422	213,604,579
Total liabilities	352,707,720	377,200,168
Net Assets:
Common stock, $0.001 par value per share (150,000,000 shares authorized, 27,600,250 and 27,284,798 shares issued and outstanding as of June 30, 2013 and December 31, 2012, respectively)	27,600	27,285
Additional paid in capital	406,567,839	403,322,097
Investment income in excess of distributions	8,098,018	6,783,161
Accumulated realized gains on investments	7,285,470	1,972,940
Net unrealized appreciation of investments	9,113,102	5,229,761
Total net assets	431,092,029	417,335,244
Total liabilities and net assets	$783,799,749	$794,535,412
Net asset value per share	$15.62	$15.30

TRIANGLE CAPITAL CORPORATION
Unaudited Consolidated Statements of Operations

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Investment income:
Loan interest, fee and dividend income:
Non-Control / Non-Affiliate investments	$19,696,422	$15,060,897	$36,883,923	$28,024,499
Affiliate investments	3,246,452	2,952,805	6,209,481	5,669,954
Control investments	46,194	52,218	95,565	111,991
Total loan interest, fee and dividend income	22,989,068	18,065,920	43,188,969	33,806,444
Payment-in-kind interest income:
Non-Control / Non-Affiliate investments	3,234,925	2,850,412	6,485,473	5,437,679
Affiliate investments	981,731	870,085	1,940,110	1,524,318
Control investments	5,961	20,000	11,828	39,971
Total payment-in-kind interest income	4,222,617	3,740,497	8,437,411	7,001,968
Interest income from cash and cash equivalent investments	44,463	156,049	95,703	265,907
Total investment income	27,256,148	21,962,466	51,722,083	41,074,319
Expenses:
Interest and other debt financing fees	4,989,523	4,144,623	10,101,035	7,455,360
General and administrative expenses	5,994,702	3,767,420	10,115,660	7,374,687
Total expenses	10,984,225	7,912,043	20,216,695	14,830,047
Net investment income	16,271,923	14,050,423	31,505,388	26,244,272
Net realized gains:
Net realized gain on investments – Non-Control / Non-Affiliate	2,428,668	2,784,108	3,007,450	2,784,108
Net realized gain on investments – Affiliate	3,321,999	—	4,595,999	—
Net realized gain (loss) on investments – Control	(2,290,919)	838,039	(2,290,919)	838,039
Net unrealized appreciation (depreciation) of investments	2,116,796	(2,046,369)	3,883,341	(1,424,898)
Total net gain on investments	5,576,544	1,575,778	9,195,871	2,197,249
Loss on extinguishment of debt	—	—	(412,673)	(205,043)
Income tax benefit (provision)	—	—	(20,303)	7,231
Net increase in net assets resulting from operations	$21,848,467	$15,626,201	$40,268,283	$28,243,709
Net investment income per share—basic and diluted	$0.59	$0.52	$1.15	$1.00
Net increase in net assets resulting from operations per share—basic and diluted	$0.79	$0.57	$1.46	$1.08
Dividends declared per common share	$0.54	$0.50	$1.08	$0.97
Weighted average number of shares outstanding—basic and diluted	27,569,524	27,262,646	27,501,407	26,168,973

TRIANGLE CAPITAL CORPORATION
Unaudited Consolidated Statements of Cash Flows

	Six Months Ended	Six Months Ended
	June 30, 2013	June 30, 2012
Cash flows from operating activities:
Net increase in net assets resulting from operations	$40,268,283	$28,243,709
Adjustments to reconcile net increase in net assets resulting from operations to net cash used in operating activities:
Purchases of portfolio investments	(37,112,821)	(156,571,355)
Repayments received/sales of portfolio investments	111,695,347	71,439,853
Loan origination and other fees received	621,440	2,309,229
Net realized gain on investments	(5,312,530)	(3,622,147)
Net unrealized (appreciation) depreciation of investments	(4,914,099)	1,251,562
Deferred income taxes	1,030,758	173,337
Payment-in-kind interest accrued, net of payments received	(5,263,335)	(3,765,725)
Amortization of deferred financing fees	766,221	504,619
Loss on extinguishment of debt	412,673	205,043
Accretion of loan origination and other fees	(2,243,128)	(1,554,726)
Accretion of loan discounts	(765,628)	(811,990)
Accretion of discount on SBA-guaranteed debentures payable	88,843	87,256
Depreciation expense	19,085	15,811
Stock-based compensation	1,675,896	1,372,096
Changes in operating assets and liabilities:
Interest and fees receivable	(1,528,838)	(2,564,588)
Prepaid expenses	(106,645)	221,547
Accounts payable and accrued liabilities	(1,954,469)	(1,397,172)
Interest payable	(181,387)	29,435
Taxes payable	(2,976,193)	(1,198,973)
Net cash provided by (used in) operating activities	94,219,473	(65,633,179)
Cash flows from investing activities:
Purchases of property and equipment	(17,145)	(13,354)
Net cash used in investing activities	(17,145)	(13,354)
Cash flows from financing activities:
Repayments of SBA-guaranteed debentures payable	(20,500,000)	(10,410,000)
Repayments of credit facility	—	(15,000,000)
Proceeds from notes	—	69,000,000
Financing fees paid	(684,294)	(2,340,983)
Proceeds from public stock offerings, net of expenses	—	77,122,974
Common stock withheld for payroll taxes upon vesting of restricted stock	—	(1,111,444)
Cash dividends paid	(28,187,394)	(24,754,733)
Net cash provided by (used in) financing activities	(49,371,688)	92,505,814
Net increase in cash and cash equivalents	44,830,640	26,859,281
Cash and cash equivalents, beginning of period	72,300,423	66,868,340
Cash and cash equivalents, end of period	$117,131,063	$93,727,621
Supplemental disclosure of cash flow information:
Cash paid for interest	$9,084,547	$6,671,706
Summary of non-cash financing transactions:
Dividends paid through DRIP share issuances	$1,570,161	$1,664,166